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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                USG Corporation
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                (Name of Registrant as Specified in Its Charter)
                                 USG CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                                    [USG CORPORATION LETTERHEAD]

April 25, 2000

Dear Fellow USG Shareholder:

As you may be aware, a dissident USG shareholder (Hakatak Enterprises) is seeking to elect three of its own nominees to your Company's Board of Directors at the May 10 Annual Shareholders meeting. On behalf of your Board of Directors and USG's senior management team, I wanted to make sure you are aware of the situation and understand all the issues surrounding this matter.

Our goal is to maximize shareholder value, grow our Company and continue as a market leader. We share Hakatak's frustration with our stock price, especially the market's recent failure to reward our excellent operating results. We disagree strongly with any notion that Hakatak and its nominees are the solution to the market's undervaluation of USG. WE URGE YOU TO VOTE FOR YOUR BOARD'S INDEPENDENT, HIGHLY QUALIFIED NOMINEES AND AGAINST THE HAKATAK PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY.

USG's Board and Management are extremely optimistic about your Company's future and are confident that the course we are pursuing is the right one. Our financial performance is excellent and our fundamentals haven't changed, despite the recent softness in our stock price. USG is the market leader, with well-recognized brands (including SHEETROCK and DUROCK), excellent customer relationships, and a growth rate that exceeds that of the market. We achieved record earnings in 1999 and operating profit increased 25 percent to $730 million. Sales increased by 15%, reaching $3.6 billion, and earnings per share increased by 27% over the prior year. And, we just posted the highest first quarter results in our Company's 98 year history. Consider the following:

- USG STOCK HAS OUTPERFORMED ITS PEERS as measured against the Value Line Building Materials group of companies. For example, from the end of 1994 to the end of 1999, $100 invested in USG stock appreciated to $244, versus a similar investment in the peer group, which only appreciated to $166 .

- USG'S RETURN ON EQUITY IS OUTSTANDING. Fortune Magazine recently ranked USG among the top 5 percent of 500 major U.S. Corporations in return on shareholder's equity.

- USG HAS BEEN RESTORED TO A SOUND FINANCIAL FOOTING, having reduced debt by over $1 billion. In the past year, our debt ratings were upgraded by both Moody's and Standard & Poor's.

- USG IS COMMITTED TO CREATING SHAREHOLDER VALUE. We established a quarterly dividend in 1998 and increased it by 50% in 1999. We have accelerated our stock buyback program and our Board recently approved the repurchase of an additional 5 million shares. At current price levels, we believe our stock is an excellent investment.

In seeking your support, the Hakatak Group has attempted to divert attention from your Company's accomplishments by attacking our Shareholder Rights Plan on the one hand and our slate of directors on the other. Like most large public companies, USG has in place a Rights Plan to protect shareholders from coercive and unfair offers. There is clear evidence demonstrating that companies with shareholders' rights plans can negotiate better deals for shareholders and that rights plans do not discourage offers or prevent takeovers. Given our commitment to maximizing value, there is no circumstance in which USG's Board would use the Rights Plan except in the best interests of all shareholders.

USG HAS A STRONG, EXPERIENCED AND INDEPENDENT BOARD, FOCUSED ON ONE PRIMARY GOAL
- CREATING SHAREHOLDER VALUE. ELEVEN OF USG'S THIRTEEN DIRECTORS ARE INDEPENDENT. Our nominees include current USG Board members Keith Brown, president of Chimera Corporation, a private management holding company; Jim Cotting, retired chairman and CEO of Navistar; Doug Ford, chief executive, Refining & Marketing, with BP Amoco; and Jack Schwemm, retired chairman and CEO of R.R. Donnelley. They have been instrumental in formulating the strategies that produced record results for our company last year. Each has significant experience managing large companies.

USG's Compensation and Organization Committee is comprised entirely of independent, non-employee directors who evaluate our compensation plan annually. Compensation is closely tied to the creation of shareholder value and the attainment of strategic business objectives. FOR EXAMPLE, EXECUTIVE MANAGEMENT'S STOCK AWARDS WILL ONLY BE FULLY RELEASED WHEN USG'S STOCK PRICE SUBSTANTIALLY OUTPERFORMS THAT OF OUR COMPETITORS, AND SUCH AWARDS ARE COMPLETELY FORFEITED IF WE UNDERPERFORM. At the same time, your Board of Directors has significantly increased its share ownership and all directors receive more than half of their compensation in stock.

Your Company's success in 1999 extends a remarkable six-year performance, and we have the strategies in place to build upon this success. We will maintain our focus on delivering the best products and services our industry has to offer and achieving the best returns possible for our shareholders.

WE ARE CONFIDENT THAT USG'S INHERENT VALUE WILL BE RECOGNIZED, KNOWING THAT THE MARKET ULTIMATELY REWARDS SUPERIOR PERFORMANCE. IN FACT, SINCE THE END OF FEBRUARY, USG HAS OUTPERFORMED THE S&P 500, THE DOW AND THE VALUE LINE BUILDING MATERIALS INDEX. YOUR COMPANY IS POISED FOR ANOTHER OUTSTANDING YEAR IN 2000, AND INTO THE FUTURE.

THE FUTURE OF YOUR INVESTMENT IS AT STAKE. DON'T ALLOW THE HAKATAK NOMINEES TO DIVERT YOUR BOARD FROM ITS MISSION OF CREATING VALUE FOR ALL USG SHAREHOLDERS. I URGE YOU TO PROTECT YOUR INVESTMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY.

Thank you for your consideration and continued support.

Sincerely,

/s/ William C. Foote
Bill Foote
Chairman, CEO and President
USG Corporation

            If your have any questions, or need assistance in voting
                 your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                         TOLL-FREE, AT 1-888-750-5834.

                                USG CORPORATION

   PLEASE MARK VOTE IN OVALS IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of four USG Corporation directors       For     Withheld     For All
   to serve for a three year term:                  All        All       Except
   01-KEITH A. BROWN, 02-JAMES C. COTTING,          [ ]        [ ]         [ ]
   03-W. DOUGLAS FORD, 04-JOHN B. SCHWEMM.

   ---------------------------------------------
   USG DIRECTOR NOMINEE EXCEPTION(S), IF ANY.

2. APPROVAL OF AMENDMENT TO THE CORPORATION'S       For     Against      Abstain
   OMNIBUS MANAGEMENT INCENTIVE PLAN.               [ ]        [ ]         [ ]

3. RATIFICATION OF THE APPOINTMENT OF ARTHUR
   ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
   FOR THE YEAR ENDING DECEMBER 31, 2000.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4. APPROVAL OF STOCKHOLDER PROPOSAL REGARDING       For     Against      Abstain
   STOCKHOLDER RIGHTS PLANS, IF SUCH PROPOSAL       [ ]        [ ]         [ ]
   IS PROPERLY MADE AT THE ANNUAL MEETING.

5. IN THEIR DISCRETION, ON ANY OTHER MATTER
   THAT MAY PROPERLY COME BEFORE THE MEETING.


I plan to attend the Annual Meeting.                Yes!
                                                    [ ]



Dated:
      ---------------------------------------------


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Signature


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Signature

The signature(s) above should agree with the name(s) shown on this Proxy. Where stock is owned by more than one person, all owners should sign the Proxy. This proxy will then be voted as directed or, if no direction is indicated, it will be voted FOR Items 1, 2 and 3 and AGAINST Item 4.


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PROXY                           USG CORPORATION                            PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 10, 2000


The undersigned hereby appoints William C. Foote and Dean H. Goossen and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess if personally present, to vote all stock of the undersigned in USG CORPORATION at the annual meeting of stockholders of said Corporation in the Sixth Floor Auditorium, The Northern Trust Building, 50
South LaSalle Street, Chicago, Illinois, on May 10, 2000, and any adjournment thereof, on the matters shown below and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


Please indicate any change in address.


                                   (Continued and to be signed on reverse side.)